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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of FTI Consulting, Inc. on Form S-8, pertaining to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended, of our report dated February 12, 2003, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Baltimore, Maryland
May 27, 2003